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                             DISTRIBUTION AGREEMENT

         DISTRIBUTION AGREEMENT, dated as of March , 1997, by and between UBS Private Investor Funds, Inc., a Maryland corporation (the "Company"), and First Fund Distributors, Inc., a Delaware corporation (the "Distributor").

                               W I T N E S E T H:

         WHEREAS, the Company has been organized to operate as an open-end investment company registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act") and under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the shares of Common Stock (par value $.001 per share) of the Company (the "Shares") are divided into current and future series (the "Series"), which are subject to this Agreement;

         WHEREAS, the Company wishes to engage the Distributor to provide certain services with respect to the distribution of Shares of each Series, and the Distributor is willing to provide such services to the Company on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. The Company grants to the Distributor the right, as agent of the Company, to solicit and accept orders for the purchase of Shares of each Series upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Distributor agrees to use its best efforts to find purchasers for Shares of each Series.

         The Distributor shall have the right, as agent of the Company, to order from the Company the Shares needed, but not more than the Shares needed (except for clerical errors and errors of transmission), to fill unconditional orders for Shares of each Series placed with the Distributor, all such orders to be made in the manner set forth in such Series' then-current prospectus (the
"Prospectus") and then-current statement of additional information (the "Statement of Additional Information") relating to such Series. The price which shall be paid to the Company for the Shares of each Series so purchased shall be the net asset value per Share as determined in accordance with the provisions of the Company's Articles of Incorporation and By-laws and the respective Series' then-current Prospectus and Statement of Additional Information, as they may from time to time be amended (collectively, the "Governing Instruments"). The Distributor shall notify the custodian of

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the Company  with  respect to each Series as of the time,  as  disclosed  in the respective Series' then-current Prospectus, that the net asset value of such Series is determined (or such other time as is agreed to in writing by the Distributor and the Company) (a "Valuation Time"), on each business day, or as soon thereafter as the orders placed with the Distributor have been compiled, of the number of Shares of each Series which have been ordered through the Distributor since the last respective Valuation Time.

         The right granted to the Distributor to place orders for Shares with the Company shall be exclusive, except that this right shall not apply to Shares issued in the event that an investment company (whether a regulated or private investment company or a personal holding company) is merged with and into or consolidated with the Company or in the event that the Company acquires, by purchase or otherwise, all (or substantially all) the assets or the outstanding shares of any such company; nor shall it apply to Shares issued by the Company as a dividend or stock split or in connection with the reinvestment of dividends and other distributions. The exclusivity of the right to place orders for Shares granted to the Distributor may be waived by the Distributor by notice to the Company in writing, either unconditionally or subject to such conditions and limitations as may be set forth in such notice to the Company. The Company hereby acknowledges that the Distributor may render distribution and other services to other parties, including other investment companies. In connection with its duties hereunder, the Distributor shall also upon request arrange for computation of performance statistics with respect to each Series and for publication of current price information in newspapers and other publications.

         The Distributor shall review and file with the National Association of Securities Dealers, Inc. (the "NASD") all advertising and other marketing materials provided to the Distributor by the Company for that purpose, provided that the Company shall bear all filing fees and other expenses incidental to the filing with the NASD of said marketing materials. The Distributor hereby represents that it is currently registered as a broker-dealer with the NASD, that it intends to remain so registered, and that it currently meets and intends to meet any applicable minimum capital requirements of the NASD.

         2. The Shares may be sold by the Distributor on behalf of the Company, to any investor or to or through any broker-dealer or bank having a sales agreement with the Distributor, upon the following terms and conditions:

         The public offering price of Shares of each Series, i.e., the price per Share at which the Distributor or any dealer purchasing Shares through the Distributor may sell shares to the public, shall be calculated as disclosed in the respective Series' then-current Prospectus.

         The Company shall have the right to suspend the sale of Shares of any Series if, because of some extraordinary condition, the New York Stock Exchange (the "Exchange") shall be closed, or if conditions existing during the hours when the Exchange is open render such action advisable or for any other reason deemed adequate by the Company.

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         3. The Company  agrees that it will,  from time to time, but subject to the necessary approval, if any, of its shareholders and Directors, take all necessary action to register such number of Shares of each Series under the 1933 Act as the Distributor may reasonably be expected to sell.

         The Distributor shall be an independent contractor and neither the Distributor nor any of its directors, officers or employees as such, is or shall be, solely by reason of this Agreement, an employee of the Company. It is understood that Directors, officers and shareholders of the Company are or may become interested in the Distributor, as directors, officers, employees, or otherwise and that directors, officers and employees of the Distributor are or may become similarly interested in the Company and that the Distributor may be or become interested in the Company as a shareholder or otherwise. The Distributor is responsible for its own conduct and the employment, control and conduct (but only with respect to the duties and obligations of the Distributor hereunder) of its agents and employees and for any injury to any person through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         4. The Distributor covenants and agrees that, in selling Shares, it will in all respects conform with the requirements of all state and federal laws and Rules of Conduct of the NASD relating to the sale of Shares, and will indemnify and hold harmless the Company and each of its Directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "Indemnified Parties") against all losses, liabilities, damages, claims or expenses (including the reasonable cost of investigation or defending any alleged loss, liability, damages, claim or expense and advances for reasonable counsel fees incurred in connection therewith) arising from any claim, demand, action or suit (collectively, "Claims"), arising by reason of any person's acquiring any of the Shares through the Distributor, which may be based upon the 1933 Act or any other statute or common law, on account of any wrongful act of the Distributor or any of its employees (including any failure to conform with any requirement of any state or federal law or the Rules of Fair Practice of the NASD relating to the sale of Shares) or on the ground that the registration statement of the Company under the 1933 Act, including all amendments thereto (the "Registration Statement") or Prospectus or previous Prospectus or Statement of Additional Information or previous Statement of Additional Information, with respect to such Shares, includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, if and only if any such act, statement or omission was made in reliance upon information furnished by the Distributor to the Company; provided, however, that in no case is the indemnity by the Distributor in favor of any indemnified Party to be deemed to protect any such Indemnified Party against liability to which such Indemnified Party would otherwise be subject by reason of his or its willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement. The Indemnified Party shall notify the Distributor in writing within 10 calendar days after the summons or other first legal process giving information of the nature of any Claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service or any designated agent), but failure to notify the Distributor of any such Claim

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shall not relieve it (a) from its  obligations to provide such indemnity  except to the extent, if at all, that such failure shall have prejudiced the Distributor or (b) from any liability which it may have to any Indemnified Party otherwise than on account of its indemnity agreement contained in this Section
4. The Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such Claim, and, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to each Indemnified Party. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, each Indemnified Party shall bear the fees and expenses of any additional counsel retained by it but, in case the Distributor does not elect to assume the defense of any such suit, it shall reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them. Except with the prior written consent of the Distributor (not to be unreasonably withheld or delayed), no Indemnified Party shall confess any Claim or make any compromise in any case in which the Distributor will be asked to indemnify such Indemnified Party. The Distributor agrees promptly to notify the Company of the commencement of any litigation or proceeding against it in connection with the issuance and sale of any of the Shares. The indemnity provisions of this Agreement shall survive the termination of this Agreement with respect to events occuring prior to such termination.

         Neither the Distributor nor any dealer nor any other person is authorized to give any information or to make any representation on behalf of the Company in connection with the sale of Shares of any Series, other than those contained in the Registration Statement or Prospectus or Statement of Additional Information relating to such Series, and the Company shall not be responsible in any way for any other information, statements or representations given or made by the Distributor, any dealer or any of their respective representatives or agents, or any other person.

         5.  The Company will pay, or cause to be paid--

         (i) all costs and expenses of the Company, including, but not limited to, fees and disbursements of its counsel, in connection with the preparation and filing of the Registration Statement, each Prospectus and Statement of Additional Information, and preparing and mailing to shareholders Prospectuses, Statements of Additional Information with respect to Shares of each Series, all costs and expenses of the holding of meetings of the Company's Board of Directors and materials related thereto, statements, and confirmations and periodic reports (including the expense of setting in type the Registration Statement, Prospectus and Statement of Additional Information or any periodic report with respect to Shares of each Series), and all costs and fees associated with registering the Company or its Shares under federal or state securities laws;

         (ii) the cost of preparing temporary or permanent certificates for Shares;

         (iii) the cost and expenses of delivering to the Distributor at its office all Shares purchased through it as agent hereunder;

         (iv) all fees and disbursements of the Company's transfer agent and custodian or depository

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with respect to each Series, subject to the Company's transfer agent and custody or depository agreements;

         (v) a fee to the administrator and the fund accounting agent of the Company, if any, pursuant to an administrative services and fund accounting agreement, and

         (vi) a fee to the investment adviser to the Company, if any, pursuant to an investment advisory agreement with such investment adviser.

         The Distributor shall receive no compensation from the Company for its services to the Company hereunder.

         6. If, at any time during the term of this Agreement, the Company shall deem it necessary or advisable in the best interests of the Company that any amendment of this Agreement be made in order to comply with any recommendation or requirement of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor. If the Distributor declines to assent to such amendment (after a reasonable time), the Company may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If, at any time during the term of this Agreement, the Distributor requests the Company to make any change in its Governing Instruments or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is or may become a member, relating to the sale of Shares, and the Company fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Company without payment of any penalty.

         7. The Distributor agrees that it will not take any long or short position in the Shares of any Series and that, so far as it can control the situation, it will prevent any of its directors or officers from taking any long or short position in the Shares of such Series, except as permitted by the Governing Instruments.

         8. This Agreement shall become effective upon its execution and shall continue in force for a period of two years and indefinitely thereafter, provided that such continuance is "specifically approved at least annually" by the vote of a majority of the Directors of the Company who are not "interested persons" of the Company or of the Distributor at a meeting specifically called for the purpose of voting on such approval, and by the Board of Directors of the Company.

         This Agreement may be terminated as to any Series at any time by (I) the Company, (a) by the vote of a majority of the Directors of the Company who are not "interested persons" of the Company or the Distributor, (b) by the vote of the Board of Directors of the Company, or (C) by the "vote of a majority of the outstanding voting securities" of the Company, or (ii) by the Distributor, in any case without payment of any penalty on 60 days' written notice to the other party.

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         This  Agreement  shall  automatically  terminate  in the  event  of its assignment.

         9. The Distributor and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation of or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         10.  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities", "interested persons", "assignment" and "specifically approved at least annually" shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission thereunder.

         11. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         12. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of Massachusetts. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. Pursuant to the Company's Articles of Incorporation, dated as of November 16, 1995, as amended from time to time, the obligations of this Agreement pertaining to a particular Series shall apply only to that particular Series and to no other Series of the Company.

                                            UBS PRIVATE INVESTOR FUNDS, INC.

                                            By______________________________

                                                    Name:

                                                    Title:

                                            FIRST FUND DISTRIBUTORS, INC.

                                            By______________________________

                                                    Name:

                                                    Title:

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SCHEDULE A TO DISTRIBUTION AGREEMENT BETWEEN THE FIRST FUND DISTRIBUTORS, INC.
AND UBS PRIVATE INVESTOR FUNDS, INC.


First Funds Distributors, Inc. ("Distributor"), the distributor of the UBS Private Investor Funds, Inc., ("Funds") shall be entitled to compensation for its services under the attached Distribution Agreement to the Funds from Investors Bank & Trust Company ("Administrator"), Administrator to the Funds as follows. The Distributor shall receive as compensation the amount of _____________________ per quarter, with the first quarter beginning on the first day of the month that this Agreement is executed, payable in advance by the Administrator. In addition, Distributor shall be entitled to reimbursement of out-of-pocket expenses incurred (including, but not limited to filing fees for public communications with NASD Regulation, Inc., pursuant to paragraph 1 of the Distribution Agreement) upon delivery of a valid invoice.




Accepted:






______________________________              ________________________________
Investors Bank & Trust Company              First Funds Distributors, Inc.
By:____________________________             By: ___________________________
Title: ________________________             Title: _________________________





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